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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities and Exchange Act


                                  July 27, 2005
                                 Date of Report
                        (Date of earliest event reported)


                                 ALPHATRADE.COM
                                 --------------
             (Exact name of registrant as specified in its charter)



           Nevada                          0-25631             98-0211652
 ------------------------------        ---------------      ------------------
(State or other Jurisdiction of       (Commission File      (I.R.S. Employer
 Incorporation or Organization)             Number)         Identification No.)



                        #1322 - 1111 West Georgia Street
                       Vancouver, British Columbia, Canada
                                     V6E 4M3
                    (Address of Principal Executive Offices)


                                 (604) 681-7503
                         (Registrant's Telephone Number)


                                       N/A
          (Former Name or Former Address if changed Since Last Report)

Item 8.01         Other Events.

In July 2005, In keeping with its reputation as a ground-breaking data provider, AlphaTrade.com has responded to the recent launch of the NASDAQ TotalView "institutional-strength" platform by making this exciting and powerful service available via its flagship E-Gate system.

Penny Perfect, AlphaTrade.com CEO, states: "As a leading data-service provider, AlphaTrade cares greatly about the quality of market data and the tools to help customers succeed. That's why as soon as NASDAQ offered this product, we knew we wanted to make it available right away to give all the features that institutional clients get to our customers. We believe the extra information truly allows traders to buy and sell NASDAQ listed stocks with a higher success rate and more profitability."

William O'Brien, Senior Vice President of Market Data Distribution at NASDAQ, states, "AlphaTrade's efforts to optimize customer use of TotalView reaffirms its position as a market leader committed to product excellence. As TotalView emerges as the standard NASDAQ data feed for serious traders, AlphaTrade has made sure its customers will be in a position to reap the benefits."

TotalView is a NASDAQ breakthrough that provides a good deal more data to users of NASDAQ than the previous legacy Level II system - more information that is critically important when it comes to placing more accurate and potentially more profitable trades. TotalView provides opening and closing crosses, which helps tremendously in more accurately gauging true buy and sell interest. With Total View, every quote and order at every price level in the NASDAQ Market Center is offered - plus all displayed orders at every price level for each NASDAQ-listed security -- with 100% more liquidity than NASDAQ's legacy Level II within five cents of the inside market in NASDAQ-100 Index securities.

Innovative Features Reveal What Others Don't See

-More market depth than any other NASDAQ data product. -Every quote and order at every price level in the NASDAQ Market Center -All displayed orders at every price level for each NASDAQ-listed security in the Brut facility. -Detailed information about opening and closing orders and likely clearing before the open and close crosses. -Order Imbalance data that legacy Level 2 does not possess, to facilitate trading at the open and close. - Imbalance Indicator (NOII) message designed to provide the best indication at which the market is likely to open or close.

                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            ALPHATRADE.COM



DATED:   July 27, 2005                      /s/  Penny Perfect
                                            -------------------
                                            Penny Perfect, CEO